Exhibit 99.1

 Blue Coat Reports Fiscal Fourth Quarter and Fiscal Year 2004 Financial Results

              Achieves 79% Year Over Year Quarterly Revenue Growth

    SUNNYVALE, Calif., May 27 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today reported results for the fiscal 2004 fourth quarter and the fiscal year ended
April 30, 2004. Blue Coat posted fourth quarter revenue of $21.1 million, an increase of 79% compared to revenue of $11.8 million for the same quarter last year, and a 10% increase over the $19.1 million reported for the third quarter of fiscal 2004. Revenue for the fiscal year ended April 30, 2004 was $66.1 million, compared with revenue of $45.7 million for the fiscal year ended April 30, 2003.

    On a GAAP basis, the Company reported net income of $1.4 million, or $0.11 per diluted share, compared to a net loss of $1.2 million, or $0.14 per share, in the same quarter last year, and net income of $2.0 million, or $0.16 per diluted share in the prior quarter. On a non-GAAP basis, which excludes the write-off of in-process technology, amortization of intangible assets, restructuring expenses, and stock compensation expense, the Company reported net income of $2.6 million, or $0.20 per diluted share, compared to a non-GAAP net loss of $0.9 million, or $0.10 per share, in the same quarter last year, and non-GAAP net income of $2.7 million, or $0.22 per diluted share, in the prior quarter. The Company ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $41.5 million, an increase of over $4 million from the prior quarter.

    "This is has been an exciting and successful year for Blue Coat," said Brian NeSmith, president and CEO of Blue Coat Systems. "Organizations now realize that employee access to the Web is creating risks to the business, and that the proxy appliance provides the necessary visibility and control to minimize those risks. I am optimistic about fiscal 2005 as we are uniquely positioned to capitalize on this growing opportunity."

    Operating Highlights

    -- New Customers -- Blue Coat signed on more than 75 new enterprise customers in the quarter, including Beckman Coulter, Bank of Canada, CheckFree, China Airlines, La-Z-Boy, Los Angeles County Department of Health Services, SkyWest Airlines, and Wheaton Franciscan Services.
    -- New Product -- In the quarter, Blue Coat introduced the new high-end
       ProxySG(TM) 8000 Series appliance. As the highest-performing appliance in Blue Coat's ProxySG family, the product handles Web traffic three-times faster than Blue Coat's previous high-end version. The ProxySG 8000 is optimized for visibility and control of Web communications at large headquarter offices, enabling enterprises to keep pace with increasing amounts of Web traffic traversing the network.
    -- Industry Analyst Validation -- Leading analyst firms META Group and
       Spire Security have validated that proxy appliances are necessary for Web control in most organizations. A recently published paper from META Group states, "A separate solution focused on user and content control, ideally based on an appliance platform and a proxy architecture, will be warranted for most organizations." Additionally, a Spire Security report authored by leading analyst Pete Lindstrom stated, "Proxy solutions provide the needed oversight and protection that ensures end users are focused and using their resources on an organization's functional needs." The report also states, "Blue Coat's ProxySG proxy appliance is an excellent platform to run a number of security services, including URL filtering, Web anti-virus and instant messaging control."
    -- New Distributor -- Blue Coat also expanded its North American distribution capabilities in the quarter to meet growing demand for its proxy appliances. Alternative Technology is distributing the Blue Coat family of proxy appliances throughout North America, complementing the company's existing U.S. and North American distribution channels.

    Financial Outlook

    For the first quarter of fiscal 2005, ended July 31, 2004, the Company anticipates revenue growth of 7% to 8%, with GAAP earnings per share expected
to be approximately $0.16 to $0.17 per share.   Non-GAAP net income is
expected to be between $2.6 million to $2.8 million, or earnings per diluted share of $0.20 to $0.21. Non-GAAP earnings per diluted share excludes approximately $150,000 in amortization of intangible assets and approximately $400,000 in stock compensation expense.

    Conference Call & Webcast

    The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly and year-end results. Participants should call 800-500-0311 (toll-free) or 719-457-2698 (toll call), pass code: 232393. A playback of the call will be available until May 29, 2004 at midnight, and can be accessed by calling 888-203-1112 (toll-free) or 719-457-0820 (toll call) with the pass code: 232393. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems

    Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat wire-speed proxy appliances provide visibility and control of Web communications to address today's new business risks -- such as inappropriate Web surfing, viruses brought in via back door channels such as instant messaging and Web-based email, and network resource abuse due to peer-to-peer (P2P) file sharing and video streaming. Trusted by many of the world's most influential organizations, Blue Coat has shipped more than 18,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding future operating results or financial performance. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended January 31, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.


                           BLUE COAT SYSTEMS, INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)

                                                   April 30,         April 30,
                                                     2004              2003
                                                  (Unaudited)
    ASSETS
    Current assets:
       Cash and cash equivalents                    $39,424           $12,784
       Short-term investments                            80            10,538
       Accounts receivable, net                      10,441             8,080
       Inventories                                    1,595             1,594
       Prepaid expenses and other current assets      1,829               922
    Total current assets                             53,369            33,918

    Property and equipment, net                       2,490             3,024
    Restricted investments                            1,991             1,991
    Goodwill                                          7,456                --
    Identifiable intangible assets, net               1,849                --
    Other assets                                        881             1,059
    Total assets                                    $68,036           $39,992

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
       Accounts payable                              $2,890              $616
       Accrued payroll and related benefits           2,564             1,905
       Deferred revenue                              10,514             8,711
       Accrued acquisition costs                      4,991                --
       Accrued restructuring reserve                  3,100             2,921
       Other accrued liabilities                      2,573             2,846
    Total current liabilities                        26,632            16,999

    Accrued restructuring reserve, less current
     portion                                          3,504             5,116
    Deferred revenue                                  1,785             1,100
    Total liabilities                                31,921            23,215

    Commitments

    Stockholders' equity:
       Common stock                                       1                 1
       Additional paid-in capital                   903,141           883,352
       Treasury stock                                  (903)             (903)
       Notes receivable from stockholders                --               (28)
       Deferred stock compensation                     (727)             (607)
       Accumulated deficit                         (865,399)         (865,051)
       Accumulated other comprehensive income             2                13
    Total stockholders' equity                       36,115            16,777
    Total liabilities and stockholders' equity      $68,036           $39,992


                           BLUE COAT SYSTEMS, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per share amounts)

                                   Three Months Ended        Year Ended
                                        April  30,            April  30,
                                     2004       2003       2004        2003
                                       (Unaudited)      (Unaudited)
    Net sales:
       Products                    $17,282     $8,765    $52,251     $35,827
       Services                      3,844      3,000     13,817       9,911
    Total net sales                 21,126     11,765     66,068      45,738
    Cost of goods sold               6,966      3,813     21,238      16,990
    Gross profit                    14,160      7,952     44,830      28,748

    Operating expenses:
       Research and development      3,415      2,289     11,507      11,398
       Sales and marketing           6,930      5,484     24,536      25,227
       General and administrative    1,457        957      5,127       4,819
       Legal settlement fees            --         --      1,100          --
       Write-off of in-process
        technology                      --         --        151          --
       Amortization of intangible
        assets                         153         --        305          --
       Restructuring                   680         --      1,536       1,273
       Stock compensation              402        367      1,213       2,070
    Total operating expenses        13,037      9,097     45,475      44,787

    Operating income (loss)          1,123     (1,145)      (645)    (16,039)
    Interest income                     93        160        355         578
    Other income (expense)             178       (133)        66        (206)

    Net income (loss) before income
     taxes                           1,394     (1,118)      (224)    (15,667)
    Provision for income taxes          (4)      (124)      (124)       (261)
    Net income (loss)               $1,390    $(1,242)     $(348)   $(15,928)

    Basic net income (loss) per
     common share                    $0.13     $(0.14)    $(0.03)     $(1.81)
    Diluted net income (loss) per
     common share                    $0.11     $(0.14)    $(0.03)     $(1.81)

    Shares used in computing basic
     net income (loss) per common
     share                          10,818      8,876      9,956       8,777

    Shares used in computing
     diluted net income (loss)
     per common share               13,072      8,876      9,956       8,777


                           BLUE COAT SYSTEMS, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)

                                                           Year Ended
                                                            April 30,
                                                      2004             2003
                                                   (Unaudited)
    Operating Activities
    Net loss                                         $(348)          $(15,928)
    Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
      Depreciation and amortization                  2,068              2,930
      Stock compensation                             1,213              2,070
      Loss (gain) on disposition of capital assets     (29)                53
      Interest (accrued) payments on notes receivable
       from stockholders                                28                (14)
      Amortization of intangible assets                305                 --
      Write-off of in-process technology               151                 --
      Restructuring expense                          1,536                 --

    Changes in operating assets and liabilities:
      Accounts receivable                           (2,361)            (1,980)
      Inventories                                       (1)               394
      Prepaid expenses and other current assets       (673)               654
      Other assets                                     184                  7
      Accounts payable                               2,279             (1,942)
      Accrued liabilities                           (2,715)            (4,767)
      Deferred revenue                               2,314              2,257
    Net cash provided by (used in) operating
     activities                                      3,951            (16,266)

    Investing Activities
    Purchases of property and equipment             (1,431)              (743)
    Sales of investments, net                       10,447             16,948
    Proceeds from sales of equipment                    39                 --
    Acquisition of Ositis, net of cash acquired     (3,628)                --
    Net cash provided by investing activities        5,427             16,205

    Financing Activities
    Net proceeds from issuance of common stock       4,318                344
    Net proceeds from equity financing              12,944                 --
    Repayment of notes receivable                       --                 27
    Repurchase of employee stock                        --                 (6)
    Net cash provided by financing activities       17,262                365
    Net increase in cash and cash equivalents       26,640                304
    Cash and cash equivalents at beginning of
     period                                         12,784             12,480

    Cash and cash equivalents at end of period     $39,424            $12,784


SOURCE  Blue Coat Systems, Inc.
    -0-                             05/27/2004
    /CONTACT:  media, Tony Thompson of Blue Coat Systems, Inc.,
+1-408-220-2305, or tony.thompson@bluecoat.com; or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or maria@marketstreetpartners.com, for Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR STW MLM ITE
SU:  ERN CCA ERP